Exhibit 10.21

RESTRICTED STOCK AGREEMENT (DIRECTOR)
Pursuant to the JLG Industries, Inc.
Long Term Incentive Plan

                 THIS AGREEMENT made as of this ____ day of ______________, 20__, by and between JLG Industries, Inc., a Pennsylvania corporation (the “Company”) and __________________ (“Grantee”).

                 WITNESSETH, that:

                 WHEREAS, the Company has duly adopted the JLG Industries, Inc. Long Term Incentive Plan, a copy of which as presently in effect is on file with the Company (the “Plan”); and

                 WHEREAS, the Committee, pursuant to authority vested in it by the Board of Directors and by the Plan, has approved the granting to the Grantee of an award of Restricted Shares (the “Award”), upon the terms and subject to the conditions hereinafter set forth, and the Company desires by this instrument to grant said Award and to specify the terms and conditions thereof.

                 NOW, THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows (capitalized terms used but not defined herein shall have the same meanings as set forth in the Plan):

                 Section 1. Grant of Award. Pursuant to the Plan, the Company hereby awards to the Grantee ________________ Shares of the Company’s capital stock (the “Award Shares”). The Award Shares shall be Restricted Shares subject to all the terms and conditions in the Plan and hereinafter set forth.

                 Section 2. Transfer Restrictions. None of the Award Shares shall be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of, voluntarily or involuntarily, by the Grantee other than pursuant to the terms of this Agreement.

                 Section 3. Release of Restrictions.

                 (a) The restrictions set forth in Section 2 above shall lapse on Grantee’s reelection to serve an additional term on the Board at the Company’s first annual meeting after the date hereof.

                 (b) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection (a) of this Section 3 and to the extent not related to Shares which previously have been forfeited to the Company, shall lapse on the first to occur of (each a “Vesting Event”): (i) termination of the Grantee’s membership on the Board by reason of his Disability, (ii) the date of the Grantee’s death, (iii) the date on which the

Company obtains actual knowledge that a Change in Control has occurred, or (iv) an action by the Committee, in its sole discretion, terminating such restrictions.

                 Section 4. Forfeiture. The Award Shares shall be forfeited to the Company upon the Grantee’s termination of membership on the Board for any reason prior to the date the restrictions lapse as provided in Section 3 above.

                 Section 5. Tender Offer/Merger. Notwithstanding anything contained herein to the contrary, Award Shares (i) may be tendered in response to a tender offer for or a request or invitation to tenders of greater than 50% of the Company’s outstanding Shares or (ii) may be surrendered in a merger, consolidation or share exchange involving the Company; provided, in each case, that the securities or other consideration received in exchange therefor shall thereafter be subject to the restrictions and conditions set forth herein.

                 Section 6. Restrictive Legend; Escrow of Share Certificates.

                 (a) Award Shares shall be evidenced by one or more Share certificates registered in the name of the Grantee which shall bear the following restrictive legend, in addition to such other legends (if any) as the Company may deem necessary of desirable under any applicable law:

“Restricted Shares”

The shares represented by this certificate are subject to the restrictions and other conditions contained in the JLG Industries, Inc. Long Term Incentive Plan and the Restricted Stock Agreement dated _________________, between JLG Industries, Inc. and the person named on this certificate, including but not limited to restrictions on the sale, encumbrance or transfer, whether voluntary or involuntary, of the shares represented by this certificate and a restriction requiring the transfer of such shares to JLG Industries, Inc. without payment in the event of termination of membership on the Board of Directors of JLG Industries, Inc.

                 (b) The Grantee shall execute and deliver to the Secretary of the Company (the “Escrow Holder”) a stock power designating the Company as the transferee of an unspecified number of Shares, which stock power may be completed by the Escrow Holder as specified herein. The Grantee and the Company each waive any requirement that the signature of the Grantee on the stock power be guaranteed. Upon receipt of a copy of this Agreement and the stock power, each signed by the Grantee, the Escrow Holder shall promptly notify the proper officers of the Company who shall cause one or more share certificates evidencing the Award Shares to be deposited with the Escrow Holder, to be held in accordance with the terms of this Agreement.

                 (c) The share certificates and associated stock powers delivered to the Escrow Holder pursuant to subparagraph (b) of this Section 6 shall be held in escrow until (i) receipt by the Escrow Holder of a certificate of the Company certifying that restrictions set forth in Section 2 of this Agreement with respect to some or all of the Award Shares have lapsed, or (ii) receipt by the Escrow Holder of a certificate of the Company certifying that some or all of the Award Shares have been forfeited to the Company pursuant to Section 4. Upon receipt by the Escrow Holder of one of the foregoing certificates, the Escrow Holder shall deliver to the Grantee or the Company, as appropriate, share certificates representing all of the Award Shares to which the Grantee or the Company, as applicable, is entitled due to lapse of restrictions under Section 3 of this Agreement or forfeiture under Section 4 of the Agreement. Subject to Section 7 of this Agreement, shares certificates delivered to the Grantee shall be free of restrictive legends.

                 (d) The Escrow Holder is hereby authorized by the Grantee to utilize the stock power delivered by the Grantee to transfer all forfeited Award Shares to the Company or to transfer to the Company or its designee Award Shares used to satisfy the Grantee’s obligation under Section 8 of this Agreement. The Grantee and the Company agree that the Escrow Holder shall not be liable to any party to this Agreement for any actions or omissions relating to the escrow created hereby unless the Escrow Holder is grossly negligent or engages in willful misconduct with respect thereto.

                 Section 7. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue Award Shares or deliver certificates evidencing the Award Shares shall be subject to the Company’s determination that such issuance or delivery will be in compliance with all applicable laws, rules and regulations and the Company shall have obtained all necessary approvals required by any governmental agencies, the New York Stock Exchange or other national securities exchanges to effect the registration or listing of the Award Shares.

                 Section 8. Withholding Taxes.

                 (a) The Company shall have the right to require the Grantee to remit to the Company, or to withhold from other amounts payable to the Grantee, as compensation or otherwise (including dividends on Award Shares or delivery of Award Shares upon lapse of restrictions hereunder), an amount sufficient to satisfy all federal, state and local withholding tax requirements.

                 (b) In the event that the Grantee shall elect to recognize income with respect to Award Shares in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, the Grantee (i) shall furnish the Company with a copy of such election within ten days of its filing; and (ii) shall pay to the Company the taxes which the Company is required to withhold as a result of such election, in the amount and on such terms and conditions as the Committee may determine.

                 Section 9. Captions. The description of headings of the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                 Section 10. Rights as Shareholder. Except as limited by Section 2 hereof, the Grantee shall be entitled to all of the rights of a shareholder with respect to the Award Shares including the right to vote such Shares, to receive dividends in cash or stock and other distributions payable with respect to such Shares since the Date of Award, and the right to receive shares in any recapitalization of the Company. If the Grantee receives any additional shares by reason of being a holder of the shares issued or transferred under this Agreement, all the additional shares shall be subject to the provisions of this Agreement and all certificates evidencing ownership of the additional shares shall be the legend described in .

                 Section 11. Effect of Certain Transactions. The effects on the terms of any Share evidenced hereby and on the rights and obligations of the Grantee and Company hereunder of a merger, consolidation, reorganization, recapitalization or otherwise, or any dividend on the Shares, payable in Shares, or stock split or combination of Shares, shall be determined in the manner provided in Sections 22 and 23 of the Plan.

                 Section 12. Director Status. Nothing contained in this Agreement shall confer upon the Grantee any right to remain a member of the Board.

                 Section 13. Notices. Any notice to be given hereunder by the Grantee shall be either hand delivered to the office of the General Counsel of the Company, sent by facsimile transmission to the attention of the General Counsel of the Company at (240) 313-1807, or sent by mail or overnight delivery service addressed to the Company for the attention of the General Counsel of the Company, and any notice by the Company to the Grantee shall be hand delivered to the Grantee or sent by mail or overnight delivery service addressed to the Grantee at the address shown on the signature page hereof. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

                 Section 14. Plan Controls. The Award Shares evidenced hereby have been awarded pursuant to the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Award Shares evidenced hereby are subject to all other terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference. Subject to certain limitations set forth in Section 24 of the Plan, the Board of Directors may at any time terminate, suspend, or modify the Plan, which such actions shall be binding upon the Grantee. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall be determinative.

                 Section 15. Governing Law. This Agreement shall be governed by the laws of Pennsylvania without regard to conflicts of laws, except to the extent that such laws may be superseded by any federal law.

                 Section 16. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

[Signatures Follow]

        IN WITNESS WHEREOF, JLG Industries, Inc. has caused this Agreement to be executed in its corporate name and the Grantee has executed the same in evidence of the Grantee’s acceptance hereof upon the terms and conditions herein set forth, as of the day and year first above written.

JLG INDUSTRIES, INC. By:____________________________ Authorized Officer

GRANTEE:

_______________________________
Grantee

Address of Grantee:

_______________________________

_______________________________

_______________________________

(tel): ___________________________

(fax): ___________________________